UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2007

Commission File Number: 0-31297

HEMIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Bettlistrasse 35
8600 Dübendorf, Switzerland
(Address of principal executive offices)

(702) 387 2382
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Option Agreement

On November 5, 2007, Hemis Corporation (“Hemis”) entered into an option agreement (the “Option Agreement”) with Monte Cristo Gold Corporation (“MCG”) whereby Hemis granted to MCG the option to acquire a 49% or a 60% undivided interest in Hemis’ rights to explore and exploit certain mineral concessions located in Sonora, Mexico, known as the El Tigre and Porvenir concessions (the “Property”). The rights of Hemis to the Property are derived from Hemis Gold S.A. do C.V (“Hemis Gold”), a wholly owned Mexican subsidiary of Hemis, which owns an option to purchase certain rights and title in and to the Property pursuant to a agreement among Hemis Gold and Loreto Careaga Galaz Widow Rascón, Rosa Maria Burgos Robles, and José Quirós Soto, dated December 31, 2005, and disclosed by Hemis in its registration Statement on Form SB-2 filed on July 21, 2006.

Pursuant to the Option Agreement MCG may acquire a 49% percent interest in Hemis’ rights to the Property by paying $100,000 to Hemis within 5 business days following November 5, 2007 and $1,900,000 by November 4, 2008. Additionally, MCG may increase its interest to 60% by paying to Hemis $500,000 by March 3, 2009 and $1,500,000 by November 3, 2009. If MCG exercises its option to acquire the 49% interest, the parties have agreed to enter into a joint-venture agreement regarding the exploitation and management of the Property whereby all costs and revenues regarding the Property will be divided in proportion to the respective interest of the parties. If MCG exercises its option to increase its interest to 60%, the allocation of costs and revenues pursuant to the joint venture agreement will be modified accordingly. The Option agreement does not grant to MCG any right to hold title to the Property.

MCG may terminate the Option Agreement at any time by giving written notice to Hemis. The Option Agreement will terminate automatically if MCG fails to make any payments necessary for it to acquire a 49% interest in the Property.

Item 1.02 Termination of Material Definitive Agreement.

On October 3, 2007 Hemis entered into an agreement with Corex Gold Corp which amended the January 29, 2007 option agreement relating to Hemis’ interest in the Santa Rita mineral property. The amendment agreement amended and extended the payment schedule set out in the 2007 option agreement. Pursuant to the amendment agreement, the Company had the option to maintain its interest in the Santa Rita property by issuing 75,000 shares of its common stock to Corex Gold by October 12, 2007, and by paying $200,000 to Corex Gold by October 31, 2007. Hemis decided to let its interest in the Santa Rita mineral property expire by choosing not to make the final payment of $200,000 to Corex Gold and allowed the option agreement to terminate as of October 31, 2007. Hemis does not believe that the Santa Rita mineral concession holds as much potential for mineralization as do other mineral properties in which Hemis holds a majority interest.

Item 9.01 Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMIS CORPORATION
(Registrant)

Date:November 6, 2007	By:	/s/ Norman Meier
President, Chief Executive Officer